  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Fourth Quarter and Annual 2019 Financial Results

Quarterly revenue of $76.1 million, up 11.7% year over year
Fiscal year revenue of $281.1 million, up 10.9% year over year
Fiscal year gross margin of 62.6%, up from 62.1% in 2018
2,063 active clients at December 31, 2019, up 14.5% year over year

Note: During the fourth quarter of fiscal 2019, we adopted ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), using the full retrospective method, effective as of January 1, 2017. The financial statements and guidance provided in this press release reflects the impact of adopting ASC 606. Due to the adoption of this standard, we have revised previously reported financial statements resulting in an increase to revenue of $1.8 million for the nine months ended September 30, 2019. In addition, we have revised the previously reported financial statements resulting in increases to revenue of $0.4 million and of $0.7 million for the three months and year ended December 31, 2018, respectively. We have included additional information to reconcile the impact of adopting ASC 606 on pages 8-9 of this press release.

LAS VEGAS, March 12, 2020 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the fourth quarter and for the fiscal year ended December 31, 2019.

“For 2019, we achieved record fourth quarter and fiscal year revenue that exceeded management guidance, increased our gross margin, and continued to improve our balance sheet with reduced debt and increased cash,” stated Seth A. Ravin, Rimini Street co-founder, CEO and Chairman of the Board. “Additionally, we experienced improved performance from investments in global sales, the launch of new products and services and expanded geographic operations. We continue to see growing global demand for our enterprise software products and services, and plan to continue making investments in 2020 to support growth.”

Fourth Quarter 2019 Financial Highlights
•Revenue was $76.1 million for the 2019 fourth quarter, an increase of 11.7% compared to $68.1 million for the 2018 fourth quarter.
•Annualized Subscription Revenue was approximately $302 million for the 2019 fourth quarter, an increase of 11.4% compared to $271 million for the 2018 fourth quarter.
•Active Clients as of December 31, 2019 were 2,063, an increase of 14.5% compared to 1,802 Active Clients as of December 31, 2018.
•Revenue Retention Rate was 92% for the trailing 12 months ended December 31, 2019 compared to 91% for the comparable period ended December 31, 2018.
•Gross margin was 60.2% for the 2019 fourth quarter compared to 64.6% for the 2018 fourth quarter.
•Operating income was $1.6 million for the 2019 fourth quarter compared to $6.6 million for the 2018 fourth quarter.
•Non-GAAP Operating Income was $5.1 million for the 2019 fourth quarter compared to $13.0 million for the 2018 fourth quarter.
•Net loss was $0.2 million for the 2019 fourth quarter compared to net income of $5.4 million for the 2018 fourth quarter.
•Non-GAAP Net Income was $3.3 million for the 2019 fourth quarter compared to $11.8 million for the 2018 fourth quarter.
•Adjusted EBITDA for the 2019 fourth quarter was $4.7 million compared to $13.0 million for the 2018 fourth quarter.
•Basic and diluted earnings per share attributable to common stockholders was a net loss per share of $0.10 for the 2019 fourth quarter compared to a net loss per share of $0.01 for the 2018 fourth quarter.

Full Year 2019 Financial Highlights
•Revenue was $281.1 million for 2019, an increase of 10.9% compared to $253.5 million for 2018.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2019 Financial Results	page 2

•Gross margin increased to 62.6% for 2019 compared to 62.1% for 2018.
•Operating income was $22.1 million for 2019 compared to $29.5 million for 2018.
•Non-GAAP Operating Income was $26.8 million for 2019 compared to $35.2 million for 2018.
•Net income was $17.5 million for 2019 compared to a net loss of $64.0 million for 2018.
•Basic and diluted net loss per share attributable to common stockholders was $0.12 for 2019 compared to a net loss of $1.22 for 2018.
•Non-GAAP Net Income was $22.0 million for 2019 compared to Non-GAAP Net Loss of $4.7 million for 2018.
•Adjusted EBITDA was $27.0 million for 2019 compared to $35.3 million for 2018.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

2019 Company Highlights
•Announced many global client wins, including Hyundai-Kia Motors, who selected Rimini Street for support and maintenance of its global database portfolio and BrandSafway and EBSCO Industries, each of whom expanded their Rimini Street service contracts to include Rimini Street Application Management Services for Salesforce.
•Launched the global availability of Application Management Services for SAP, and Application Management Services for Oracle, that integrate the Company’s Support Services and Application Management Services into a turnkey solution for running and supporting Oracle and SAP systems.
•Saved clients nearly $5 billion in total maintenance costs since the Company’s inception.
•Expanded investment and operations globally including:
◦Eastern Europe, launching sales in Poland and further building on our presence in Russia
◦Latin America, launching a new subsidiary and opening a new office in Mexico
◦Southeast Asia, launching a new subsidiary and opening a new office in Singapore
◦The Middle East, launching a new subsidiary and opening a new office in Dubai.
•Closed over 31,000 support cases across 55 countries, and delivered more than 70,000 tax, legal and regulatory updates to clients in 38 countries, while achieving an average client satisfaction rating on the Company’s support delivery of 4.8 out of 5.0 (where 5.0 is rated excellent).
•Honored with 34 awards, including two gold Stevie awards for “Company of the Year,” a gold Stevie Sales & Customer Service Award for “Customer Service Outstanding Performance of the Year” in the Information Technology Service category and 24 other awards for customer service excellence.
•Presented at 74 CIO and IT and procurement leader events worldwide, including Gartner Symposium/IT Expos in the U.S., Australia, Spain and Japan; IDC’s CIO Empowerment Conference in Mexico; Government ICT in the UK; NRF in New York; and IDC DX Summit in Singapore.
•Partnered with 68 charities around the world through the Rimini Street Foundation, providing financial contributions, in-kind donations and more than 800 employee volunteer hours. The Foundation also extended its charitable work to Germany and Taiwan in 2019.

2020 Revenue Guidance
The Company is currently providing first quarter 2020 revenue guidance to be in the range of $76 million to $78 million, and for full year 2020 revenue guidance to be in the range of $310 million to $320 million.

Administrative Matters
Effective March 12, 2020, by action of the Company’s Board of Directors, Stanley Mbugua, the Company’s group vice president and chief accounting officer, will serve as both the Company’s “principal accounting officer” and “principal financial officer” for purposes of authorizing and executing filings and related documentation with the United States Securities and Exchange Commission.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the fourth quarter and fiscal year 2019 results at 5:00 p.m. Eastern / 2:00 p.m. Pacific time on March 12, 2020. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com/events-and-presentations/upcoming-and-past-events. Dial-in participants can

Rimini Street Announces Fiscal Fourth Quarter and Annual 2019 Financial Results	page 3

access the conference call by dialing (855) 213-3942 in the U.S. and Canada and enter the code 6885725. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. Over 2,000 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries rely on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com/, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, catastrophic events that disrupt our business, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the terms and impact of our outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K to be filed by March 16, 2020, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2019 Financial Results	page 4

# # #

© 2020 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2019 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	December 31, 2019	December 31, 2018 * As Adjusted
Current assets:
Cash and cash equivalents	$37,952	$24,771
Restricted cash	436	435
Accounts receivable, net of allowance of $1,608 and $711, respectively	111,574	80,599
Deferred contract costs	11,754	11,232
Prepaid expenses and other	15,205	7,657
Total current assets	176,921	124,694
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $9,847 and $8,543, respectively	3,667	3,634
Deferred contract costs, noncurrent	16,295	15,848
Deposits and other	3,089	1,438
Deferred income taxes, net	1,248	909
Total assets	$201,220	$146,523
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$—	$2,372
Accounts payable	2,303	12,851
Accrued compensation, benefits and commissions	27,918	22,503
Other accrued liabilities	23,347	20,424
Deferred revenue	205,771	167,747
Total current liabilities	259,339	225,897
Long-term liabilities:
Deferred revenue	29,727	28,959
Accrued PIK dividends payable	1,156	1,056
Other long-term liabilities	2,275	2,011
Total liabilities	292,497	257,923
Redeemable Series A Preferred Stock:
Authorized 180 shares; issued and outstanding 155 shares and 141 as of December 31, 2019 and December 31, 2018, respectively. Liquidation preference of $155,231, net of discount of $23,915 and $140,846, net of discount of $26,848, as of December 31, 2019 and December 31, 2018, respectively	131,316	113,998
Stockholders’ deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 67,503 and 64,193 shares as of December 31, 2019 and December 31, 2018, respectively	7	6
Additional paid-in capital	93,484	108,347
Accumulated other comprehensive loss	(1,429)	(1,567)
Accumulated deficit	(314,655)	(332,184)
Total stockholders' deficit	(222,593)	(225,398)
Total liabilities, redeemable preferred stock and stockholders' deficit	$201,220	$146,523

* Previously reported financial statements have been revised to reflect the impact of the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which we adopted during the fourth quarter of 2019 using the full retrospective method, effective as of January 1, 2017. See additional information on page 8.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2019 Financial Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018 * As Adjusted	2019 * As Adjusted	2018 * As Adjusted
Revenue	$76,128	$68,141	$281,052	$253,460
Cost of revenue	30,320	24,136	105,106	95,981
Gross profit	45,808	44,005	175,946	157,479
Operating expenses:
Sales and marketing	29,670	24,806	107,280	89,493
General and administrative	12,705	7,490	47,364	37,204
Litigation costs and related recoveries:
Professional fees and other costs of litigation	1,875	5,124	8,002	30,126
Litigation appeal refunds	—	—	(12,775)	(21,285)
Insurance costs and recoveries, net	(61)	—	3,939	(7,583)
Litigation costs and related recoveries, net	1,814	5,124	(834)	1,258
Total operating expenses	44,189	37,420	153,810	127,955
Operating income	1,619	6,585	22,136	29,524
Non-operating income and (expenses):
Interest expense	(23)	(299)	(398)	(32,530)
Other debt financing expenses	—	—	—	(58,331)
Gain from change in fair value of embedded derivatives	—	—	—	1,600
Other expense, net	(866)	(436)	(1,495)	(2,222)
Income (loss) before income taxes	730	5,850	20,243	(61,959)
Income tax expense	(937)	(419)	(2,714)	(1,992)
Net income (loss)	$(207)	$5,431	$17,529	$(63,951)

Net loss attributable to common stockholders	$(6,780)	$(508)	$(7,914)	$(74,592)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.10)	$(0.01)	$(0.12)	$(1.22)
Weighted average number of shares of Common Stock outstanding:
Basic and diluted	67,310	63,817	66,050	61,384

* Previously reported financial statements have been revised to reflect the impact of the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which we adopted during the fourth quarter of 2019 using the full retrospective method, effective as of January 1, 2017. See additional information on page 8.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2019 Financial Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018 * As Adjusted	2019 * As Adjusted	2018 * As Adjusted
Non-GAAP operating income reconciliation:
Operating income	$1,619	$6,585	$22,136	$29,524
Non-GAAP adjustments:
Litigation costs and related recoveries, net	1,814	5,124	(834)	1,258
Stock-based compensation expense	1,704	1,251	5,532	4,394
Non-GAAP operating income	$5,137	$12,960	$26,834	$35,176
Non-GAAP net income (loss) reconciliation:
Net income (loss)	$(207)	$5,431	$17,529	$(63,951)
Non-GAAP adjustments:
Litigation costs and related recoveries, net	1,814	5,124	(834)	1,258
Post-judgment interest in litigation awards	—	—	(212)	(199)
Write-off of deferred debt financing costs	—	—	—	704
Extinguishment charges upon payoff of Credit Facility:
Write-off of debt discount and issuance costs	—	—	—	47,367
Make-whole applicable premium	—	—	—	7,307
Stock-based compensation expense	1,704	1,251	5,532	4,394
Gain from change in fair value of embedded derivatives	—	—	—	(1,600)
Non-GAAP net income (loss)	$3,311	$11,806	$22,015	$(4,720)
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$(207)	$5,431	$17,529	$(63,951)
Non-GAAP adjustments:
Interest expense	23	299	398	32,530
Income tax expense	937	419	2,714	1,992
Depreciation and amortization expense	452	439	1,913	1,838
EBITDA	1,205	6,588	22,554	(27,591)
Non-GAAP adjustments:
Litigation costs and related recoveries, net	1,814	5,124	(834)	1,258
Post-judgment interest in litigation awards	—	—	(212)	(199)
Write-off of deferred debt financing costs	—	—	—	704
Stock-based compensation expense	1,704	1,251	5,532	4,394
Gain from change in fair value of embedded derivatives	—	—	—	(1,600)
Other debt financing expenses	—	—	—	58,331
Adjusted EBITDA	$4,723	$12,963	$27,040	$35,297

* Previously reported financial statements have been revised to reflect the impact of the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which we adopted during the fourth quarter of 2019 using the full retrospective method, effective as of January 1, 2017. See additional information on page 8.

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Adoption of ASC 606, Revenue from Contracts with Customers

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, (ASC 606), which supersedes nearly all existing revenue recognition standards under U.S. GAAP. The new standard provides a five-step process for recognizing revenue that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard also requires expanded qualitative and quantitative disclosures related to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The new standard allows for two transition methods: (i) a full retrospective method applied to each prior reporting period presented, or (ii) a modified retrospective method applied with the cumulative effect of adoption recognized on adoption date.

Due to the Company’s emerging growth company status and certain elections made, the new standard became effective for the Company in fiscal year 2019. In addition, as an emerging growth company for interim reporting purposes, we elected to initially apply the standard either in the year of adoption or in the subsequent year. The Company adopted the new standard during the fourth quarter of fiscal 2019 using the full retrospective method, effective as of January 1, 2017. As a result of this election, fiscal year 2019 interim periods were reported under the previously existing U.S. GAAP, while full year 2019 results have been reported under the new standard. The Company will apply the new standard for interim reporting purposes beginning in the first quarter of fiscal 2020.

Adoption of the new standard resulted in changes to the Company’s accounting policies for revenue recognition and sales commissions. The adoption of the standard has impacted the timing of revenue recognition, resulting in an increase of previously reported revenue of $1.8 million for the nine months ended September 30, 2019 and $0.7 million for the year ended December 31, 2018, respectively. For the three months ended December 31, 2018, the standard resulted in an increase of previously reported revenue of $0.4 million.

As of December 31, 2019 and 2018, the Company capitalized approximately $28.0 million and $27.1 million, respectively, for costs incurred to obtain new client contracts, which are primarily comprised of sales commissions. Such deferred contract costs, which were expensed as incurred under the previous standard, will be capitalized and amortized over their estimated useful lives under the new standard, which is four years.

The results for fiscal periods 2019 and 2018 are presented under the new standard. The impact of adopting ASC 606 on the statements of operations for the three months ended December 31, 2018 as well as the nine months ended September 30, 2019 and the year ended December 31, 2018 is shown below (in thousands):

	Three Months Ended December 31, 2018
	As Previously Reported	Change	As Adjusted
Revenue	$67,707	$434	$68,141
Cost of revenue	24,136	—	24,136
Gross profit	43,571	434	44,005
Operating expenses:
Sales and marketing	27,599	(2,793)	24,806
General and administrative	7,268	222	7,490
Litigation costs and related recoveries, net	5,124	—	5,124
Income (loss) from operations	3,580	3,005	6,585
Other income (expenses), net	(520)	84	(436)
Income tax expense	(419)	—	(419)
Net income (loss)	2,342	3,089	5,431

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	Nine Months Ended September 30, 2019			Year Ended December 31, 2018
	As Previously Reported	Change	As Adjusted	As Previously Reported	Change	As Adjusted
Revenue	$203,168	$1,756	$204,924	$252,790	$670	$253,460
Cost of revenue	74,786	—	74,786	95,981	—	95,981
Gross profit	128,382	1,756	130,138	156,809	670	157,479
Operating expenses:
Sales and marketing	76,437	1,173	77,610	93,215	(3,722)	89,493
General and administrative	34,162	497	34,659	36,982	222	37,204
Litigation costs and related recoveries, net	(2,648)	—	(2,648)	1,258	—	1,258
Income from operations	20,431	86	20,517	25,354	4,170	29,524
Other income (expenses), net	(629)	—	(629)	(2,066)	(156)	(2,222)
Income tax expense	(1,777)	—	(1,777)	(1,992)	—	(1,992)
Net income (loss)	17,650	86	17,736	(67,965)	4,014	(63,951)

The impact of adopting ASC 606 on the previously reported balance sheet data as of December 31, 2018 is provided below (in thousands):

	December 31, 2018
	As Previously Reported	Change	As Adjusted
Accounts receivable, net of allowance	$80,599	$—	$80,599
Deferred contract costs, current and noncurrent	—	27,080	27,080
Prepaid expenses and other	7,099	558	7,657
Deferred income taxes	909	—	909
Deferred revenue, current and noncurrent	209,256	(12,550)	196,706
Accumulated deficit	(372,372)	40,188	(332,184)

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Subscription Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income (loss), EBITDA, and adjusted EBITDA. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2019 Financial Results	page 10

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Subscription Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Subscription Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, and stock-based compensation expense. The exclusions are discussed in further detail below.

Non-GAAP Net Income (Loss) is net income (loss) adjusted to exclude: litigation costs and related recoveries, net, post-judgment interest in litigation awards, write-off of deferred debt financing costs, extinguishment charges upon payoff of credit facility, stock-based compensation expense, and gain from change in fair value of embedded derivatives. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Post-judgment interest in litigation awards: Post-judgment interest resulted from our appeals of ongoing litigation and does not relate to the day-to-day operations or our core business of serving our clients.

Write-off of Deferred Debt Financing Costs: The write-off of deferred financing costs related to certain costs that were expensed in 2018 due to an unsuccessful debt financing.

Extinguishment charges upon payoff of Credit Facility: These costs included interest expense and other debt financing expenses, including the make-whole applicable premium and the write-off of debt discount and issuance costs that resulted from the payoff of our former credit facility on July 19, 2018. Since these amounts related to our debt financing structure, we have excluded them since they do not relate to the day-to-day operations or our core business of serving our clients.

Gain from Change in Fair Value of Embedded Derivatives: Our former credit facility included features that were determined to be embedded derivatives requiring bifurcation and accounting as separate financial instruments. We have determined to exclude the gains and losses on embedded derivatives related to the change in fair value of these instruments given the financial nature of this fair value requirement. We were not able to manage these amounts as part of our business operations, nor were the costs core to servicing our clients, so we have excluded them.

Other Debt Financing Expenses: Other debt financing expenses included non-cash write-offs (including write-offs due to payoff), accretion, amortization of debt discounts and issuance costs, and collateral monitoring and other fees payable in cash related to our former credit facility. Since these amounts related to our debt financing structure, we have excluded them since they do not relate to the day-to-day operations or our core business of serving our clients.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2019 Financial Results	page 11

EBITDA is net income (loss) adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, post-judgment interest in litigation awards, write-off of deferred debt financing costs, stock-based compensation expense, gain from change in fair value of embedded derivatives, and other debt financing expenses, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 203 347-4446
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com